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                                NUCOR CORPORATION
                     Exhibits 11 and 21 to FORM 10-K - 1997


EXHIBIT 11 - COMPUTATION OF NET EARNINGS PER SHARE


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                                                      Year ended December 31,
                                                      -----------------------

                                                   1997          1996        1995
                                               ------------  ------------ ----------
BASIC:
Basic net earnings.........................  $294,482,440  $248,168,948 $274,534,505
                                             ============  ============ ============

Average shares outstanding.................    87,872,485    87,685,750   87,430,370
                                               ==========    ==========   ==========

Basic net earnings per share...............       $3.3512       $2.8302      $3.1400
                                                  =======       =======      =======

DILUTED:
Diluted net earnings.......................  $294,482,440  $248,168,948 $274,534,505
                                             ============  ============ ============

Diluted average shares outstanding:
  Basic shares outstanding.................    87,872,485    87,685,750   87,430,370
  Dilutive effect of employee stock options        49,832        94,951      168,578
                                               ----------    ----------   ----------
                                               87,922,317    87,780,701   87,598,948
                                               ==========    ==========   ==========

Diluted net earnings per share.............       $3.3493       $2.8271      $3.1340
                                                  =======       =======      =======
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